LIVENT CORPORATION
1818 MARKET STREET
PHILADELPHIA, PA 19103
ATTN: SARA PONESSA

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VIEW MATERIALS & VOTE

VOTE BY INTERNET – [ ] or scan the [QR Barcode] above
Use the Internet to transmit your voting instructions and for electronic delivery of information. The deadline to vote before the special meeting by Internet is 11:59 p.m. Eastern Time on **[ ]**, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Special Meeting - Go to **[ ]**

You may attend the special meeting via the Internet and vote during the special meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - [ ]
Use any touch-tone telephone to transmit your voting instructions. The deadline to vote by telephone is 11:59 p.m. Eastern Time on **[ ]**, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to **[ ]**.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

DETACH AND RETURN THIS PORTION ONLY

LIVENT CORPORATION ("Livent")

The Board of Directors recommends that you vote FOR proposals 1, 2, 3, 4, 5 and 6:

Proposal 1 – Approval of the Livent Transaction Agreement Proposal

	For	Against	Abstain
1. Adopt the Transaction Agreement, dated as of May 10, 2023 (as it may be amended from time to time, the "Transaction Agreement"), among Livent, Allkem Limited, Allkem Livent plc ("NewCo") and Lightning-A Merger Sub, Inc. ("Merger Sub"), pursuant to which, among other transactions, Merger Sub will merge with and into Livent, with Livent surviving the merger as a wholly owned subsidiary of NewCo (the "merger"), and each share of Livent common stock, par value $0.001 per share, other than certain excluded shares, will be converted into the right to receive 2.406 ordinary shares, par value $1.00 per share, of NewCo (the "NewCo Shares"), and approve the transactions contemplated by the Transaction Agreement, including the merger (collectively, the "Transaction") (Proposal 1).	☐	☐	☐

Proposal 2 – Approval of the Livent Compensation Proposal

	For	Against	Abstain
2. Approve, in a non-binding, advisory vote, the compensation that may be paid or become payable to Livent's named executive officers in connection with the Transaction (Proposal 2).	☐	☐	☐

Proposal 3–5 – Approval of the Livent Amendments Proposals

	For	Against	Abstain
3. Approve, in a non-binding, advisory vote, a provision of the articles of association of NewCo setting forth the requirements for shareholder nominations and other proposals to be considered at an annual general meeting of NewCo or an extraordinary general meeting of NewCo (Proposal 3).	☐	☐	☐
4. Approve, in a non-binding, advisory vote, a provision of the articles of association of NewCo to the effect that directors may be removed from office by ordinary resolution of the NewCo shareholders only for cause (Proposal 4).	☐	☐	☐
5. Approve, in a non-binding, advisory vote, a provision of the articles of association of NewCo establishing that the holders of NewCo Shares representing at least a majority of the voting power of the shares entitled to vote at such meeting will be a quorum of shareholders (Proposal 5).	☐	☐	☐

Proposal 6 – Approval of the Adjournment Proposal

	For	Against	Abstain
6. Approve one or more adjournments of the special meeting of Livent stockholders to a later date or dates for any purpose if necessary or appropriate, including if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Transaction Agreement and approve the Transaction (Proposal 6).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting and Proxy Statement/Prospectus are available at [ ].

PROXY
LIVENT CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Livent Corporation ("Livent") hereby appoints Gilberto Antoniazzi and Sara Ponessa, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the Special Meeting of Stockholders of Livent (the "Livent Special Meeting"), all shares of common stock of Livent which the undersigned is entitled to vote at the Livent Special Meeting to be held at [:] Eastern Time, [ ] via live webcast at [ ] or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of the Livent Special Meeting and of the accompanying proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Livent Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE